ENTRUST, INC.

ENTRUST 2007 PERFORMANCE BONUS PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1 Effective Date and Establishment of the Plan. The Company hereby establishes the Entrust 2007 Performance Bonus Plan, as amended from time to time, to permit the awarding of bonuses to eligible Employees from a Bonus Pool by the Committee. The Plan shall become effective on approval of the Committee and shall continue until terminated by the Company pursuant to Section 7.

     1.2 Purpose. The primary objective of the Entrust 2007 Performance Bonus Plan is to aid Entrust, Inc. and its Subsidiaries in attracting, retaining and motivating valued officers, executives and other employees by offering financial motivation to such Employees upon whose performance the Company relies, based on the performance of the Company (as more particularly set forth herein) and based on the individual contribution Employee to the business of the Company (as determined in the sole discretion of the Committee).

SECTION 2. DEFINITIONS

     2.1 As used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided).

"Award” means a cash bonus, or a cash and equity bonus, as determined by the Committee in its sole discretion, paid to an Employee pursuant to this Plan inclusive of any applicable withholdings required by applicable law.

“Bonus Pool Cash Target” means four million four hundred thousand dollars ($4,400,000).

“Bonus Pool for 2007” means the sum of the following: (i) Threshold Amount, (ii) Revenue Growth for the twelve (12) month period ending December 31, 2007 multiplied by the Revenue Growth Bonus Increment, and (iii) Return On Sales for the twelve (12) month period ending December 31, 2007 multiplied by the Return On Sales Bonus Increment; provided, however that if either the Revenue Growth or Return On Sales for the twelve (12) month period ending December 31, 2007 is less than zero (0.0), then the Bonus Pool for 2007 means zero dollars ($0.00).

"Board" means the Board of Directors of the Company.

"Committee" means the individual or individuals as designated by the Board to administer the Plan.

"Company" means Entrust, Inc., a Maryland corporation, and any successor thereto.

"Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

"Employee" means an officer or other employee of the Company or a Subsidiary.

“Equity Incentive Plan” means the Entrust, Inc. 2006 Stock Incentive Plan.

“First Half Bonus Pool for 2007” means forty percent (40%) of the following sum: (i) Threshold Amount, (ii) First Half Revenue Growth multiplied by the Revenue Growth Bonus Increment, and (iii) Return On Sales for the six (6) month period ending June 30, 2007 multiplied by the Return On Sales Bonus Increment; provided, however that if either the First Half Revenue Growth or Return On Sales for such six (6) month period is less than zero (0.0), then the First Half Bonus Pool for 2007 means zero dollars ($0.00).

“First Half Revenue Growth” means the difference between: (i) the Company’s product revenue as reported in the Company’s financial statement(s) for the six (6) month period ending June 30, 2006 multiplied by two (2.0); and (ii) the Company’s product revenue as reported in the Company’s financial statement(s) for the twelve month period ending December 31, 2006; divided by the Company’s product revenue as reported in the Company’s financial statement(s) for the twelve month period ending December 31, 2006, multiplied by one hundred (100).

"Plan" means the Entrust 2007 Performance Bonus Plan, as amended from time to time.

“Return On Sales” for a period of time means the Company’s non-GAAP profit (after taxes), divided by the Company’s total revenues for such period of time, multiplied by one hundred (100).

“Return On Sales Bonus Increment” means two hundred thousand dollars ($200,000).

“Revenue Growth” for a period of time means the difference between: (i) the Company’s product revenue as reported in the Company’s financial statement(s) for such period of time; and (ii) the Company’s product revenue as reported in the Company’s financial statement(s) for the same period of time in the prior year; divided by the Company’s product revenue as reported in the Company’s financial statement(s) for the same period of time in the prior year, multiplied by one hundred (100).

“Revenue Growth Bonus Increment” means forty thousand dollars ($40,000).

“Second Half Bonus Pool for 2007” means the Bonus Pool for 2007 minus the Total Of The First Half Awards; provided, however, that if such difference is less than zero dollars ($0.00), then the Second Half Bonus Pool for 2007 shall mean zero dollars ($0.00).

“Threshold Amount” means one million two hundred thousand dollars ($1,200,000).

“Total Of The First Half Awards” means the portion of the First Half Bonus Pool for 2007 that was actually paid out by the Company.

"Subsidiary" means any corporation controlled directly or indirectly by the Company.

"Subcommittee" means the individual or individuals as designated by the Committee to exercise powers under this Plan on behalf of the Committee.

SECTION 3. ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. The Committee may delegate its powers under this Plan to any Subcommittee.

     3.2 Subject to the limitations set forth herein, the Committee shall: (i) select the Employees who shall participate in the Plan, (ii) grant Awards in such amounts as it shall determine provided that: (A) such Awards granted in the third calendar quarter of 2007, on an aggregate basis for all Employees, do not exceed the First Half Bonus Pool for 2007 exclusive of applicable benefits and taxes; and (B) such Awards granted in the first calendar quarter of 2008, on an aggregate basis for all Employees, do not exceed the Second Half Bonus Pool for 2007 exclusive of applicable benefits and taxes; (iii) impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (v) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (vi) make any and all legal and factual determinations in connection with the administration and interpretation of the Plan, (vii) correct any defect or omission or reconcile any inconsistency in this Plan or in any Award granted hereunder and (viii) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations shall be conclusive and binding upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. The Committee, in its sole discretion, shall determine the

Employees who are eligible to receive Awards under this Plan.

SECTION 5. BONUS AWARDS

     5.1 Bonus Award. The grant of an Award to an Employee will be evidenced by a cash payment by the Company to such Employee.

     (a) Payment of Bonus Awards. Awards granted by the Committee shall be paid as follows: (i) Up to 100% of the First Half Bonus Pool for 2007 will be paid out by the Company to Employees during the third calendar quarter of 2007; and (ii) Up to 100% of the Second Half Bonus Pool for 2007 will be paid out by the Company to Employees during the first calendar quarter of 2008.

     (b) Form of Payment. Awards will be payable in cash; provided, however, that if the sum of the First Half Bonus Pool for 2007 and the Second Half Bonus Pool for 2007 exceeds the Bonus Pool Cash Target, then the Company may in its discretion: (i) pay any portion of such sum that is in excess of the Bonus Pool Cash Target in restricted stock units (RSUs) out of the Company’s Equity Incentive Plan with vesting criteria determined by the Committee; (ii) reduce the amount of the Awards payable to the extent necessary so that the sum of the First Half Bonus Pool for 2007 and the Second Half Bonus Pool for 2007 does not exceed the Bonus Pool Cash Target; or (iii) pay any portion of such sum that is in excess of the Bonus Pool Cash Target in cash or deferred cash upon additional terms determined by the Committee.

SECTION 6. RIGHTS OF EMPLOYEES

     6.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate a Employee's employment at any time or confer upon any Employee any right to continue in the employ of the Company. Notwithstanding anything to the contrary in this Plan, no Employee shall be entitled to receive any Award under this Plan until payment has been received by such Employee.

SECTION 7. AMENDMENT AND MODIFICATION

     7.1 Amendment. The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Employees.

SECTION 8. MISCELLANEOUS

     8.1 Governing Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

     8.2 Withholding Taxes. The Company shall have the right to deduct from all payments under the Plan any Federal, state, provincial, or local income and employment taxes required by law to be withheld with respect to such payments.

     8.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     8.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.5 Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

     8.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     8.7 Meaning of "Company". Any reference to the Company includes, if and to the extent applicable, a reference to any Subsidiary.